SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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PortalPlayer, Inc.

(Name of the Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PortalPlayer, Inc.

70 W. Plumeria Drive

San Jose, California 95134

(408) 521-7000

April 28, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of PortalPlayer, Inc. The meeting will be held at 9:00 a.m., Pacific Time, on Friday, June 9, 2006, at the Hilton Santa Clara Hotel, located at 4949 Great America Parkway, Santa Clara, California 95054.

The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

We have also enclosed a copy of our 2005 Annual Report.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely,

Gary Johnson

President and Chief Executive Officer

PortalPlayer, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, June 9, 2006

To our Stockholders:

PortalPlayer, Inc. will hold its Annual Meeting of Stockholders at 9:00 a.m., Pacific Time, on Friday, June 9, 2006, at the Hilton Santa Clara Hotel, located at 4949 Great America Parkway, Santa Clara, California 95054.

We are holding this Annual Meeting:

•	to elect eight directors to serve until the 2007 Annual Meeting or until their successors are duly elected and qualified;

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and

•	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Only stockholders of record at the close of business on April 21, 2006, are entitled to notice of, and to vote at this meeting and any adjournments or postponements of the Annual Meeting. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 70 W. Plumeria Drive, San Jose, California 95134.

It is important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card. This will not limit your rights to attend or vote at the meeting.

By Order of the Board of Directors,

Gary Johnson

President and Chief Executive Officer

San Jose, California

April 28, 2006

PortalPlayer, Inc.

70 W. Plumeria Drive

San Jose, California 95134

PROXY STATEMENT

Information Concerning Voting and Solicitation

This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of PortalPlayer, Inc., a Delaware corporation (the “Company”), of proxies to be used at the 2006 Annual Meeting of Stockholders to be held at the Hilton Santa Clara Hotel, located at 4949 Great America Parkway, Santa Clara, California 95054, at 9:00 a.m., Pacific Time, on Friday, June 9, 2006 and any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy card are being mailed to stockholders on or about April 28, 2006.

Appointment of Proxy Holders

Your Board of Directors asks you to appoint Gary Johnson and Svend-Olav Carlsen as your proxy holders to vote your shares at the 2006 Annual Meeting of Stockholders. You make this appointment by voting the enclosed proxy card using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by your Board of Directors.

Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by your Board of Directors at the time this Proxy Statement was printed and which, under our Bylaws, may be properly presented for action at the Annual Meeting.

Who Can Vote

Only stockholders who owned shares of our common stock at the close of business on April 21, 2006, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on April 21, 2006, we had 24,670,872 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of April 21, 2006. There is no cumulative voting in the election of directors.

How You Can Vote

You may vote your shares at the Annual Meeting either in person or by mail as described below. Stockholders holding shares through a bank or broker should follow the voting instructions on the form of proxy card received.

Voting by Mail. You may vote by proxy by dating, signing and returning your proxy card in the enclosed postage-paid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person.

Voting at the Annual Meeting. You may vote by attending and voting at the Annual Meeting. However, your Board of Directors recommends that you vote by mail as it is not practical for most stockholders to attend the Annual Meeting. Voting your proxy card by mail will not limit your right to vote at the Annual Meeting, if you decide to attend in person. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to vote at the Annual Meeting.

If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares FOR the election of the nominees for director and FOR the ratification of the appointment of our independent registered public accounting firm.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to PortalPlayer’s Secretary prior to the Annual Meeting; or

•	by submitting another properly executed proxy at a later date.

Required Vote

Directors are elected by a plurality vote, which means that the eight nominees receiving the most affirmative votes will be elected. All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

A quorum, which is a majority of the outstanding shares as of April 21, 2006, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders.

If you indicate an abstention as your voting preference, your shares will be counted toward a quorum. Abstentions on any matter are treated as shares present or represented and entitled to vote on that matter and have the same effect as a vote against such matter.

If a broker indicates on the enclosed proxy card or its substitute that such broker does not have discretionary authority to vote on a particular matter (broker non-votes), those shares will be considered as present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote on that matter.

Payment of Costs

PortalPlayer will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to these persons for solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

IMPORTANT

Please promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

Proposal 1

Election of Directors

Directors and Nominees

Our Bylaws currently provide for a Board of Directors consisting of not less than five and no more than nine members. We currently have authorized eight directors. At the Annual Meeting, eight persons will be elected members of your Board of Directors, each for a one-year term or until their successor is elected and qualified. The Nominating and Corporate Governance Committee of the Board of Directors has nominated, and the Board of Directors has designated, the eight persons listed below for election at the Annual Meeting. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR these eight nominees. Your Board of Directors knows of no reason why any of these nominees would be unable or unwilling to serve. However, if for any reason any nominee would be unable or unwilling to serve, the proxies will be voted for any nominee designated to fill the vacancy by your Board of Directors, taking into account the recommendations of the Nominating and Corporate Governance Committee.

There are no family relationships among any of our directors or executive officers.

The names of the Board of Directors’ nominees, their ages as of December 31, 2005, and certain biographical information are set forth below.

Richard L. Sanquini, 71, has served as our Chairman since November 2002 and as Acting Chief Executive Officer from December 2002 to April 2003. Mr. Sanquini retired from National Semiconductor as senior vice president in January 2000. Mr. Sanquini had been with National Semiconductor since 1980, except between March 1989 and December 1989, when he served as president and chief executive officer of Information Storage Devices, a semiconductor company. He is presently a semiconductor industry consultant and serves on the boards of Synaptics, Inc., ZiLOG, Inc. and a number of private companies. Mr. Sanquini holds a B.S. in electrical engineering from the Milwaukee School of Engineering.

Gary Johnson, 46, has served as our President, Chief Executive Officer and director since April 2003. Prior to joining PortalPlayer, Mr. Johnson served as president and chief executive officer of Z-Force Communications, Inc., a network storage technology company, from March 2002 to April 2003. Mr. Johnson also served as chairman of the board of Z-Force Communications, Inc. from March 2001 to March 2002. From February 2000 to May 2001, Mr. Johnson served as president and chief executive officer of Nanuk Networks, a wireless technology company. From December 1997 to June 1999, Mr. Johnson served as vice chairman of S3 Incorporated, a provider of multimedia semiconductors. From August 1996 to December 1997, Mr. Johnson served as president and chief executive officer of S3 Incorporated, which he first joined in July 1994. From September 1986 to July 1994, Mr. Johnson held various management positions at National Semiconductor, a semiconductor company. Mr. Johnson holds a B.S. in electronic engineering from De Montfort University in England.

William J. Dally, 45, has served as a director since January 2006. Dr. Dally has been a professor of engineering at Stanford University since 1997, and has served as chairman of the Department of Computer Science. Prior to that, he was a professor at the Massachusetts Institute of Technology for 11 years. Dr. Dally co-founded Velio Communications, a high-speed interconnect and switch fabric company. Dr. Dally has a B.S. in electrical engineering from Virginia Polytechnic Institute, a M.S. in electrical engineering from Stanford University and a Ph.D. in computer science from the California Institute of Technology.

Henry T. DeNero, 59, has served as a director since February 2005. Mr. DeNero has been an independent management consultant since September 2000. From January 1999 to August 2000, he was chairman and chief executive officer of HomeSpace, Inc., a privately-held mortgage and real estate services provider. Prior to that, Mr. DeNero was executive vice president of First Data Corporation, an electronic commerce and payment services company, and vice chairman and chief financial officer of Dayton Hudson Corporation (now Target Corporation). Earlier in his career, Mr. DeNero spent 19 years at McKinsey & Company, most recently as a senior partner. Mr. DeNero currently serves as a director of Banta Corporation, Digital Insight Corporation, THQ Inc., Vignette Corporation and Western Digital Corporation. Mr. DeNero holds a B.A. in psychology from Amherst College and an M.B.A. from the Stanford Graduate School of Business.

Robert A. Gunst, 57, has served as a director since December 2005. Mr. Gunst is currently a private investor and serves as chairman of the board of directors of Natus Medical Incorporated. He has also been a member of the Dean’s Advisory Council of the Graduate School of Management at the University of California, Davis since 1997. Mr. Gunst has previously served on the board of directors of AmNet Mortgage, Inc. and Garden Fresh Restaurants. Mr. Gunst served as president and chief executive officer of The Good Guys, Inc., an electronics retailer, from 1990 to 1999, and as a member of the board of directors from 1986 to 1999. Prior to joining The Good Guys!, Mr. Gunst held management and director positions at Shaklee Corporation, La Petite Boulangerie, Inc. and PepsiCo Foods International, both subsidiaries of PepsiCo, Inc., Victoria Station Incorporated and The First National Bank of Chicago. Mr. Gunst holds a B.A. in economics from Dartmouth College and an M.B.A. from the University of Chicago.

Tomas Isaksson, 51, has served as a director since November 2005. Mr. Isaksson is currently an independent consultant. Mr. Isaksson is a 27-year veteran of the international telecommunications industry. From 1994 to April 2005, Mr. Isaksson held various roles at Vodafone, including chief executive and chairman of the management board of Vodafone Netherlands, chief executive of the Americas Region and president of Vodafone Global Platform and Internet Services. Prior to that, Mr. Isaksson served as chief executive officer and president of Europolitan Holdings AB, a Swedish mobile telecommunication provider. Earlier in his career, Mr. Isaksson spent 16 years at Ericsson, serving in a number of senior management positions. Mr. Isaksson has served on the board of directors of Verizon Wireless, Iusacell and Europolitan Holdings AB. Mr. Isaksson holds a M.S. in electrical engineering from the Royal Institute of Technology in Sweden.

Shahan D. Soghikian, 47, has served as a director since March 2004. Since January 1992, Mr. Soghikian has been a partner with JPMorgan Partners, the private equity investment arm of J.P. Morgan Chase. Prior to joining JPMorgan Partners in 1990, Mr. Soghikian served as a member of the mergers and acquisitions groups of Bankers Trust and Prudential Securities, Inc., both of which are financial services companies. Mr. Soghikian holds a B.A. in biology from Pitzer College and an M.B.A. from the Anderson Graduate School of Management at the University of California, Los Angeles.

James L. Whims, 50, has served as a director since February 2002. Mr. Whims has been a managing partner of TechFund Capital I, TechFund Capital II, and TechFund Capital Europe since August 1998. Mr. Whims is also a director of THQ, Inc. in addition to other privately held companies. Mr. Whims holds a B.A. in economics and communications from Northwestern University and an M.B.A. in finance and marketing from the University of Arizona.

Vote Required

The eight nominees for director receiving the highest number of affirmative votes will be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Your Board of Directors recommends a vote FOR the election of the nominees set forth above as directors of PortalPlayer.

Board Meetings

Your Board of Directors held 6 meetings in 2005. Each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of the committee(s) on which such director served during the period for which such director served. We held our 2005 Annual Meeting of Stockholders on June 10, 2005. All

members of the Board of Directors attended this meeting in person or via teleconference. Our policy requires the attendance of the chairperson of each Board committee, and encourages all other directors’ attendance, at the Annual Meeting.

Committees of the Board of Directors

Your Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Your Board of Directors has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market and rules of the Securities and Exchange Commission, except that Mr. Sanquini is not independent under the applicable listing standards of The Nasdaq Stock Market. However, in accordance with certain exceptions provided by these standards, your Board of Directors has determined that there are exceptional circumstances present such that Mr. Sanquini should remain on the Compensation Committee for the coming year. The Board of Directors has adopted written charters for each of these committees. Copies of these charters are available on our investors’ relations website (www.portalplayer.com). A copy of the Audit Committee Charter is also attached as Appendix A to this Proxy Statement.

Audit Committee

Number of Members:	3

Current Members:	Henry T. DeNero, Chairman and Financial Expert Robert A. Gunst Tomas Isaksson

Members in 2005:

Henry T. DeNero, Chairman and Financial Expert

Shahan D. Soghikian, Financial Expert

Tomas Isaksson (joined the Audit Committee in November 2005)

T. Raj Singh (resigned from the Board of Directors and the Audit Committee in December 2005)

Number of Meetings in 2005:	8

Functions:	The Audit Committee’s primary functions are to assist the Board of Directors in its oversight of the integrity of our financial statements and other financial information, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent registered public accounting firm, and our risk management, cash management, auditing, accounting and financial reporting processes in general. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm; review and pre-approve audit and non-audit services; review the scope of the annual audit; monitor the independent registered public accounting firm’s relationship with PortalPlayer; and meet with the independent registered public accounting firm and management to discuss and review our financial statements, internal controls, and accounting and financial reporting processes.

Compensation Committee

Number of Members:	3

Current Members:	James L. Whims, Chairman Richard L. Sanquini Shahan D. Soghikian

Members in 2005:	James L. Whims, Chairman Richard L. Sanquini T. Raj Singh (resigned from the Board of Directors and the Compensation Committee in December 2005)

Number of Meetings in 2005:	5

Functions:

The Compensation Committee is responsible for setting and administering the policies governing annual compensation of executive officers, considering their performance and establishing and approving their compensation. The Compensation Committee administers our Amended and Restated 2004 Stock Incentive Plan, and a subcommittee has been formed for the purpose of granting options and restricted stock to individuals who are subject to Section 16 of the Securities Exchange Act of 1934 and whose compensation is covered by Section 162(m) of the Internal Revenue Code. The Compensation Committee expects, pursuant to its charter, to periodically review the approach to executive compensation and make changes as competitive conditions and other circumstances warrant, while seeking to ensure PortalPlayer’s compensation philosophy is consistent with its best interests and is properly implemented.

As allowed under its charter, the Compensation Committee has delegated to Mr. Johnson, our chief executive officer and a member of our Board of Directors, the authority to grant options and restricted stock to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934 or whose compensation is not covered by Section 162(m) of the Internal Revenue Code. Mr. Johnson may not grant more than 30,000 options and/or up to 10,000 restricted shares to any individual on an annual basis.

Nominating and Corporate Governance Committee

Number of Members:	3

Current Members:	Shahan D. Soghikian, Chairman James L. Whims William J. Dally

Members in 2005:	T. Raj Singh, Chairman (resigned from the Board of Directors and the Nominating and Corporate Governance Committee in December 2005) Shahan D. Soghikian James L. Whims

Number of Meetings in 2005:	1

Functions:	The Nominating and Corporate Governance Committee’s primary functions are to seek, evaluate and recommend nominees for election to our Board of Directors and to oversee matters of corporate governance. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to make recommendations regarding the size of the Board of Directors, review on an annual basis the functioning and effectiveness of the Board of Directors, and consider and make recommendations on matters related to the practices, policies and procedures of the Board of Directors.

Director Nominations

Your Board of Directors nominates directors for election at each Annual Meeting of stockholders, and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

Your Board of Directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience (such as experience in management or accounting and finance, or industry and technological knowledge, that may be useful to PortalPlayer and the Board of Directors), high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by rules of the Securities and Exchange Commission, and for a majority of the members of the Board of Directors to meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board of Directors.

Prior to each Annual Meeting of Stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the Annual Meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board of Directors with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or a vacancy is created on the Board of Directors as a result of a resignation, an increase in the size of the board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board of Directors members, by any executive search firm engaged by the Committee or by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify PortalPlayer’s Secretary or any member of the Committee in writing, and should include any supporting material the stockholder considers appropriate.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to PortalPlayer’s Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the date the Proxy Statement was released to the stockholders in connection with the previous year’s Annual Meeting of Stockholders; however, if we have not held an Annual Meeting in the previous year or the date of the Annual Meeting is changed by more than 30 days from the prior year, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the Annual Meeting or the 7th day following the first public announcement of the Annual Meeting date. Information required by the Bylaws to be in the notice includes the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Secretary, PortalPlayer, Inc., 70 W. Plumeria Drive, San Jose, California 95134. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, PortalPlayer, Inc., 70 W. Plumeria Drive, San Jose, California 95134. You must include your name and address in the written communication and indicate whether you are a stockholder of PortalPlayer. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board of Directors based on the subject matter.

Director Compensation

We reimburse our directors for reasonable expenses in connection with attendance at board and committee meetings.

In July 2005, the Board of Directors, upon the recommendation of the Compensation Committee of the Board of Directors and a subcommittee of the Compensation Committee, modified the compensation structure for non-employee, or outside, directors by eliminating the meeting fees for general board service and committee participation and increasing annual retainers for performances of such services as indicated in the following table:

Description of Service	Retainer Amount
General board service	$20,000
Chairperson of the Board of Directors	25,000
Chairperson of the Audit Committee	40,000
Chairperson of the Compensation Committee	5,000
Chairperson of the Nominating and Corporate Governance Committee	5,000
Members of the Audit Committee	5,000
Members of the Compensation Committee	2,500
Members of the Nominating and Corporate Governance Committee	2,500

Prior to July 2005, the Company’s non-employee, or outside, directors received an annual retainer of $10,000 plus compensation of $2,000 for each board meeting attended in person and $1,000 for each board meeting attended via teleconference. The chairperson of our Audit Committee received an annual retainer of $40,000. The chairpersons of our Compensation Committee and Nominating and Corporate Governance Committee each received compensation of $2,000 for each committee meeting attended in person or via teleconference. Each committee member other than a committee chairperson received compensation of $1,000 for each committee meeting attended in person or via teleconference.

Directors are also eligible to receive and have received stock options and restricted stock under the Company’s Amended and Restated 2004 Stock Incentive Plan (the “Plan”). The exercise price of stock options given to directors is based on the fair market value of our common stock on the date of grant. Outside directors receive nondiscretionary, automatic grants of non-statutory stock options under the Plan. Prior to July 2005, outside directors were automatically granted an initial option to purchase 41,666 shares upon first becoming a member of the Board of Directors. In July 2005, the Board of Directors, upon the approval and recommendation of a subcommittee of the Compensation Committee, amended Sections 4(b)(i) and (ii) of the Plan, reducing the number of option grants to 27,916 and awarding 4,583 shares of restricted stock for new outside directors of the Board of Directors. The initial option and restricted stock vests and becomes exercisable over four years, with the first 25% of the shares subject to the initial vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter. Immediately after each of our regularly scheduled annual meetings of stockholders, each outside director is automatically granted a non-statutory option to purchase shares of our common stock provided the director has served on the Board of Directors for at least six months. In 2005, the outside directors that met the tenure requirements were granted an option to purchase 8,375 shares of common stock and given an award of 1,375 shares of restricted stock. These options and restricted stock vest and become exercisable on the first anniversary of the date of grant or immediately prior to the Company’s next Annual Meeting of Stockholders, whichever is earlier. The options granted to outside directors have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant. The options and restricted stock become fully vested if the Company is subject to a change of control.

In January 2004, Richard Sanquini was issued an option to purchase 133,333 shares with an exercise price of $0.45 per share in connection with his services as our Acting Chief Executive Officer for the period from December 2002 to April 2003. At the time of grant, 100,000 of the shares subject to the option were fully vested, and the remainder vested in July 2004. In April 2003, we entered into a consulting arrangement with Mr. Sanquini, pursuant to which he provided management consulting services for consideration in the amount of $5,000 per month, receiving a total of $35,000 in 2004. Mr. Sanquini no longer provides management services to us, and accordingly we do not have any arrangements to compensate Mr. Sanquini for any services other than as a director as described above.

Compensation Committee Interlocks and Insider Participation

During 2005, Messrs. Whims, Sanquini and Singh served as members of the Compensation Committee. Mr. Sanquini served as our Acting Chief Executive Officer for the period from December 2002 to April 2003. No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past.

Executive Compensation

Summary Compensation Table

The following table sets forth compensation for services rendered in all capacities to us for the three fiscal years ended December 31, 2005 for our Chief Executive Officer and the four other most highly compensated executive officers as of December 31, 2005 whose total annual salary and bonus for 2005 exceeded $100,000, whom we refer to in this Proxy Statement as the Named Executive Officers.

	Year	Annual Compensation		Long-Term Compensation
Name and Position(s)		Salary($)	Bonus($)	Restricted Stock Awards($)(4)	Securities Underlying Options or Warrants(#)
Gary Johnson(1) President and Chief Executive Officer	2005 2004 2003	318,365 300,000 219,231	304,326 285,400 210,960	183,480 — —	152,731 126,797 1,028,768

Svend-Olav Carlsen(2) Vice President and Chief Financial Officer	2005 2004 2003	204,692 105,962 —	153,555 64,911 —	34,061 — —	12,435 179,166 —

Sanjeev Kumar Chief Operating Officer	2005 2004 2003	254,646 189,716 166,294	180,422 170,540 142,688	736,706 — —	167,500 — 163,333

Michael J. Maia Vice President of Sales and General Manager	2005 2004 2003	201,382 171,990 172,946	113,827 68,480 60,197	201,828 — —	73,700 6,666 —

Richard G. Miller(3) Vice President and Chief Technology Officer	2005 2004 2003	203,365 90,129 —	132,857 43,625 —	28,740 — —	10,492 179,166 —

(1)

Mr. Johnson became President and Chief Executive Officer in April 2003. During 2004, Mr. Johnson earned a cash and in-kind bonus payment of $135,400. In addition, Mr. Johnson was awarded a bonus for the period from January 1, 2004 through June 30, 2004, consisting of a cash award of $150,000 and an additional bonus in the form of an immediately exercisable warrant to purchase up to 41,067 shares of common stock at an exercise price of $4.50 per share. The warrant is included in the Securities Underlying Options or Warrants column and is not included in the bonus column.

(2)	Mr. Carlsen became our Vice President and Chief Financial Officer in June 2004. Mr. Carlsen’s salary for 2004 on an annualized basis was $190,000.
(3)	Mr. Miller became our Vice President and Chief Technology Officer in June 2004. Mr. Miller’s salary for 2004 on an annualized basis was $185,000.
(4)	The amounts shown in this column reflect the dollar values based on the closing price at the grant date of the restricted stock granted to the named executive officers in 2005.

At December 31, 2005, the following executive officers held restricted stock in the following aggregate numbers and values based on the closing price per share of $28.32: Mr. Johnson held 11,000 shares with a value of $311,520; Mr. Kumar held 44,167 shares with a value of $1,250,809; Mr. Maia held 12,100 shares with a value of $342,672; Mr. Carlsen held 2,042 shares with a value of $57,829; and Mr. Miller held 1,723 shares with a value of $48,795. These shares of restricted stock vest in a series of five equal annual installments on the anniversaries of the date of grant, with the exception of Mr. Kumar, who has 16,667 shares vesting on the third anniversary of the date of grant and 27,500 shares vesting in a series of five equal annual installments on the anniversaries of the date of grant. The Company pays dividends, to the extent declared by the Board of Directors, on all outstanding shares of restricted stock.

Grant of Stock Options

The following tables set forth information on grants of options to the Named Executive Officers in 2005 to purchase shares of the Company’s common stock.

	Individual Option Grants			Expiration Date(2)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in 2005	Exercise of Base Price ($/Sh)(1)		5%($)	10%($)
Gary Johnson(4)	152,731	7.8%	16.68	5/2/15	1,601,899	4,059,387
Svend-Olav Carlsen	12,435	0.6	16.68	5/2/15	130,398	330,427
Sanjeev Kumar	167,500	8.5	16.68	5/2/15	1,756,460	4,450,865
Michael Maia	73,700	3.7	16.68	5/2/15	772,843	1,958,381
Richard Miller	10,492	0.5	16.68	5/2/15	110,023	278,797

(1)	The exercise price for each grant is equal to 100% of the fair market value of our common stock on the date of grant.
(2)	The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.
(3)	The potential realizable value is reported net of the option exercise price, but before income taxes associated with exercise. These amounts represent assumed annual compounded rates of appreciation of 5% and 10% only from the date of grant to the end of the option. The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price. There can be no assurance that any of the values reflected in the table will be achieved.
(4)	85,731 of the options granted to Mr. Johnson are immediately exercisable on the date of grant.

Aggregated Option Exercises in 2005 and Year-End Option Values

The following table sets forth, with respect to the Named Executive Officers, the number of shares acquired and the value realized upon exercise of stock options during 2005 and the exercisable and unexercisable options held by each of them as of December 31, 2005.

	Shares Acquired on Exercise(#)	Value Realized($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Gary Johnson	300,536	5,390,484	287,966	400,153	8,002,972	10,223,421
Svend-Olav Carlsen	68,291	1,561,791	708	122,602	8,241	3,026,162
Sanjeev Kumar	—	—	179,300	143,073	4,592,280	1,665,370
Michael Maia	2,499	59,326	11,524	67,120	139,564	840,782
Richard Miller	65,000	1,385,966	3,716	120,942	74,470	3,006,839

(1)	Represents an amount equal to the difference between the fair market value of the shares on exercise and the option exercise price multiplied by the number of shares acquired on exercise.
(2)	Calculated on the basis of the fair market value of the underlying securities on December 31, 2005 ($28.32 per share) minus the exercise price multiplied by the number of options.

Employment, Severance and Change of Control Arrangements

On March 14, 2003, Mr. Johnson entered into an offer letter with the Company to serve as President and Chief Executive Officer. Under the terms of the offer letter, Mr. Johnson was entitled to receive an annual salary of $300,000, subject to annual review by our Board of Directors and subject to certain conditions related to our performance and financial situation. In connection with this agreement, Mr. Johnson was granted an option to purchase 1,028,768 shares of common stock at an exercise price of $0.45 per share. This option vests monthly over four years. Mr. Johnson is also eligible to receive an option to purchase an additional 85,731 shares annually for up to four years based on the Company’s performance and whether the Company exceeds certain business objectives for each calendar year. These options, if granted, would vest immediately and would have an exercise price equal to the then fair market value per share of our common stock. The offer letter further provides that Mr. Johnson’s employment relationship with us may be terminated at any time by Mr. Johnson or us. If we terminate Mr. Johnson’s employment without cause, Mr. Johnson is entitled to receive monthly payments after his termination equal to 12 months base salary. The offer letter also provides that upon a change of control, Mr. Johnson’s options will vest immediately and he will be eligible for our management retention plan. Our management retention plan provides that if net proceeds, as defined in the stock option grant, from a change in control are greater than $43.3 million, then Mr. Johnson will be eligible to receive the greater of (a) one-third interest in the management retention plan’s bonus pool or (b) the value of Mr. Johnson’s vested options.

On January 13, 2003, Mr. Kumar entered into a letter agreement with us to receive a special bonus of $60,000 paid in 12 monthly installments and an option to purchase 163,333 shares of common stock at an exercise price of $0.45. This option vested as to 63,000 shares on December 19, 2003 and the remaining 100,333 shares on December 19, 2004.

We also have offer letters with Svend-Olav Carlsen, our Vice President and Chief Financial Officer, Michael J. Maia, our Vice President of Sales and General Manager and Richard G. Miller, our Vice President and Chief Technology Officer.

Under the terms of Mr. Carlsen’s offer letter, he was entitled to receive an annual salary of $190,000. We also granted Mr. Carlsen an option to purchase 179,166 shares of common stock at an exercise price of $2.40. This option vests as to 25% after one year and monthly thereafter. The stock options granted to Mr. Carlsen will immediately vest as to 50% of the then outstanding unvested shares in the event of a change of control.

Under the terms of Mr. Maia’s offer letter, he was entitled to receive an annual salary of $174,996. We also granted to Mr. Maia 592 shares of common stock at a price of $0.0225 and an option to purchase 555 shares of common stock at an exercise price of $2.25. This option vests as to 25% after one year and monthly thereafter. Mr. Maia also received an option to purchase 222 shares of common stock at an exercise price of $450.00. This option vests as to 25% after one year and monthly thereafter.

Under the terms of Mr. Miller’s offer letter, he was entitled to receive an annual salary of $185,000. We also granted Mr. Miller an option to purchase 179,166 shares of common stock at an exercise price of $2.40. This option vests as to 25% after one year and monthly thereafter. The stock options granted to Mr. Miller will immediately vest as to 25% of the then outstanding unvested shares in the event of a change of control.

Report of the Compensation Committee

of the Board of Directors on Executive Compensation

The following report of the Compensation Committee does not constitute solicitation material, and shall not be deemed filed or incorporated by reference into any other filing by PortalPlayer under the Securities Act of 1933, or the Securities Exchange Act of 1934.

The Compensation Committee is comprised of three non-employee directors. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of executive officers, considers their performance and establishes and approves their compensation. A subcommittee consisting of Mr. Whims and Mr. Soghikian from the Compensation Committee has been formed for the purpose of granting options and restricted stock to individuals who are subject to Section 16 of the Securities Exchange Act of 1934 and whose compensation is covered by Section 162(m) of the Internal Revenue Code. The Compensation Committee expects, pursuant to its charter, to periodically review the approach to executive compensation and make changes as competitive conditions and other circumstances warrant and will seek to ensure PortalPlayer’s compensation philosophy is consistent with its best interests and is properly implemented.

The Compensation Committee met in January 2006 and approved 2005 cash bonus payments to executive officers, and the Board of Directors concurred.

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation of PortalPlayer’s executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives. It is the Compensation Committee’s philosophy to align the interests of PortalPlayer’s stockholders and management by integrating compensation with the PortalPlayer’s annual and long-term corporate and financial objectives. In order to attract and retain the most qualified personnel, PortalPlayer intends to offer a total compensation package competitive with companies in the semiconductor industry, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. The components of executive officer compensation consist of base salary, bonus, stock options and restricted stock, which are discussed separately below.

PortalPlayer generally intends to qualify executive compensation for deductibility without limitation under section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1 million per year. None of the non-exempt compensation paid by PortalPlayer to any of its executive officers for 2005 as calculated for purposes of section 162(m) exceeded the $1 million limit.

Executive Officer Base Salary

The Compensation Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. The Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance. The Compensation Committee also considers market information and the base salaries and other incentives paid to executive officers of other similarly sized companies within its industry. The Chief Executive Officer is involved in final decisions on base salary adjustments for executives other than the Chief Executive Officer.

Bonus Plan

The Compensation Committee believes that a portion of executive officer compensation should be contingent upon PortalPlayer’s performance and an individual’s contribution to its success in meeting corporate and financial objectives. The Compensation Committee established target bonuses for each executive officer under our 2005 Bonus Plan, calculated as a percentage of annual salary, as follows: Gary Johnson, 67%; Sanjeev Kumar, 50%; Michael J. Maia, 50%; Svend-Olav Carlsen, 50%; and Richard Miller, 50%. Mr. Kumar was entitled to an additional bonus of $20,000 upon the achievement of an additional revenue target.

Specifically, under the 2005 Bonus Plan, each executive officer was entitled to a target bonus equal to: (a) the percentage of his base salary as set forth above (the “Initial Bonus Amount”) upon achievement of company revenue and EBITDA targets; (b) 120% of his Initial Bonus Amount upon achievement of specified higher company revenue and EBITDA targets; or (c) 140% of his Initial Bonus Amount upon achievement of specified additional higher company revenue and EBITDA targets; provided, however, that the maximum bonus pool for employees and executive officers under the Bonus Plan was approximately 7% of EBITDA and provided further that, in order to be eligible for a bonus in each case, both the specified revenue and EBITDA targets for the Company must be met, after which the exact amount of the bonus depended upon achieving or exceeding non-financial individual performance objectives.

Equity Compensation

The Compensation Committee administers PortalPlayer’s Amended and Restated 2004 Stock Incentive Plan for executive officers, employees, consultants and outside directors, under which it grants options to purchase PortalPlayer’s common stock with an exercise price equal to the fair market value of a share of the common stock on the date of grant as well as restricted stock. A subcommittee consisting of two members of the Compensation Committee has been formed for the purpose of granting options and restricted stock to individuals who are subject to Section 16 of the Securities Exchange Act of 1934 and whose compensation is covered by Section 162(m) of the Internal Revenue Code.

The Compensation Committee believes that providing executive officers who have responsibility for PortalPlayer’s management and growth with an opportunity to increase their ownership of PortalPlayer stock aligns the interests of the executive officers with those of the stockholders. Accordingly, the Compensation Committee and the subcommittee, when reviewing executive officer compensation, also consider stock option and restricted stock grants as appropriate. At its discretion, from time to time the subcommittee may also grant options based on individual and corporate achievements. The subcommittee determines the number of shares underlying each stock option grant based upon the executive officer’s and PortalPlayer’s performance, the executive officer’s role and responsibilities, the executive officer’s base salary and comparison with comparable awards to individuals in similar positions in the industry.

In addition, PortalPlayer’s employees generally are able to participate in the 2004 Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, each executive officer may purchase up to 833 shares of our common stock in a six month period at a discount to the market price. The number of shares that may be purchased by each participant is limited by applicable tax laws.

Chief Executive Officer Compensation

The Compensation Committee determines the compensation of the Chief Executive Officer using the same criteria as for the other executive officers. As determined by the Compensation Committee, with the Board of Directors concurring, Mr. Johnson received an annual base salary in the amount of $325,000, and a cash bonus payment of $304,326 for the period January 1, 2005 through December 31, 2005. The Compensation Committee determined Mr. Johnson’s compensation pursuant to objective data synthesized to competitive ranges following statistical analysis and subjective policies and practices, including assessment of his achievements, and a review of compensation paid to presidents and chief executive officers of comparable companies.

Respectfully submitted on April 28, 2006, by the members of the Compensation Committee of the Board:

James L. Whims

Richard L. Sanquini

Shahan D. Soghikian

Security Ownership of

Certain Beneficial Owners and Management

The following table sets forth certain information as of March 31, 2006, as to shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our Named Executive Officers listed in the Summary Compensation Table, (iii) each of our directors and (iv) all our directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o PortalPlayer, Inc., 70 W. Plumeria Drive, San Jose, California 95134.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

The percentage of common stock beneficially owned is based on 24,634,517 shares outstanding as of March 31, 2006. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after March 31, 2006. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
Entities affiliated with Barclays Global Investors, N.A.(1)	3,535,389	14.4%
Entities affiliated with Waddell & Reed Financial, Inc.(2)	1,813,900	7.4%
FMR Corp.(3)	1,410,000	5.7%
Wellington Management Company, LLP(4)	1,215,514	4.9%

Directors and Named Executive Officers:
Gary Johnson(5)	450,448	1.8%
Svend-Olav Carlsen(6)	21,680	*
Sanjeev Kumar(7)	221,282	*
Michael J. Maia(8)	35,088	*
Richard G. Miller(9)	12,551	*
William J. Dally(10)	4,583	*
Henry T. DeNero(11)	18,020	*
Robert A. Gunst(10)	5,583	*
R. Tomas Isaksson(10)	4,583	*
Richard L. Sanquini(12)	40,502	*
Shahan D. Soghikian(13)	754,151	3.1%
James L. Whims(14)	194,682	*
All directors and executive officers as a group (13 persons) (15)	1,773,546	7.0%

*	Represents beneficial ownership of less than 1%.
(1)	Based solely upon a Schedule 13G filed with the Securities and Exchange Commission on March 8, 2006. Principal address for Barclays Global Investors, N.A. is 45 Fremont Street, San Francisco, California 94105. Barclays Global Investors, N.A. holds sole voting power for 3,110,855 of the shares and sole dispositive power for 3,360,710 of the shares. Barclays Global Fund Advisors holds sole voting and dispositive power for 174,679 of the shares.
(2)	Based solely upon a Schedule 13G filed with the Securities and Exchange Commission on February 1, 2006. Principal address is 6300 Lamar Avenue, Overland Park, Kansas 66202. The securities are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company (“IICO”), an investment advisory subsidiary of Waddell & Reed Financial, Inc. (“WDR”) or Waddell & Reed Investment Management Company (“WRIMCO”), an investment advisory subsidiary of Waddell & Reed, Inc. (“WRI”). WRI is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company (“WRFSI”). In turn, WRFSI is a subsidiary of WDR, a publicly traded company. IICO holds direct voting and dispositive power for 174,900 of the shares and WRIMCO holds direct voting and dispositive power for 1,639,000 of the shares.

(3)	Based solely upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2006. Principal address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson III, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity Management & Research Company, and the funds each has sole power to dispose of the 1,410,000 shares owned by the funds.
(4)	Based solely upon a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006. Principal address is 75 State Street, Boston, Massachusetts 02109. Wellington Management Company, LLP holds shared voting power for 615,614 of the shares and shared dispositive power for 1,215,514 of the shares.
(5)	Includes 256,451 shares subject to options that are immediately exercisable and 45,657 shares subject to options exercisable within 60 days after March 31, 2006. Also includes 41,067 shares subject to warrants that are immediately exercisable and 11,000 shares of restricted stock, which vest as to 20% of the shares on each of the first five anniversaries of the May 3, 2005 grant date. Also includes 16,553 shares held by Gary J. Johnson, as Trustee of the Benhall-(A) Annuity Trust dated June 9, 2004, 16,553 shares held by Sarah L. Johnson, as Trustee of the Welby-(A) Annuity Trust dated June 9, 2004, 6,167 shares held by Joel Silberman, Trustee of the Johnson Children’s Trust F/B/O Clare Johnson, and 6,167 shares held by Joel Silberman, Trustee of the Johnson Children’s Trust F/B/O Matthew Johnson.
(6)	Includes 10,973 shares subject to options that are immediately exercisable and 7,983 shares subject to options exercisable within 60 days after March 31, 2006. Also includes 2,042 shares of restricted stock, which vest as to 20% of the shares on each of the first five anniversaries of the May 3, 2005 grant date.
(7)	Includes 139,768 shares subject to options that are immediately exercisable and 6,980 shares subject to options exercisable within 60 days after March 31, 2006. Also includes 27,500 shares of restricted stock, which vest as to 20% of the shares on each of the first five anniversaries of the May 3, 2005 grant date, and 16,667 shares of restricted stock which vest as to 100% of the shares on May 3, 2008. Also includes 13,333 shares held by Donna K. Kumar, as Trustee of the Donna K. Kumar Annuity Trust dated July 27, 2004 and 13,333 shares held by Sanjeev Kumar, as Trustee of the Sanjeev Kumar Annuity Trust dated July 27, 2004.
(8)	Includes 16,548 shares subject to options that are immediately exercisable and 3,349 shares subject to options exercisable within 60 days after March 31, 2006. Also includes 12,100 shares of restricted stock, which vest as to 20% of the shares on each of the first five anniversaries of the May 3, 2005 grant date.
(9)	Includes 2,187 shares subject to options that are immediately exercisable and 7,903 shares subject to options exercisable within 60 days after March 31, 2006. Also includes 1,723 shares of restricted stock, which vest as to 20% of the shares on each of the first five anniversaries of the May 3, 2005 grant date.
(10)	Includes 4,583 shares of restricted stock, which vest as to 25% of the shares on the first anniversary of the grant date and in 36 equal monthly installments thereafter.
(11)	Includes 11,284 shares subject to options that are immediately exercisable and 1,736 shares subject to options exercisable within 60 days after March 31, 2006.
(12)	Includes 78 shares subject to options that are immediately exercisable and 1,375 shares of restricted stock, which vest in full on the earlier to occur of June 10, 2006 or immediately preceding the date of the 2006 annual meeting of stockholders.
(13)

Based upon a Form 4 filed with the Securities and Exchange Commission on March 1, 2006. Includes 636,644 shares held by J.P. Morgan Partners (BHCA), L.P. (“JPMP BHCA”), including 1,375 shares of restricted stock assigned to JPMP BHCA by Mr. Soghikian, which vest in full on the earlier to occur of June 10, 2006 or immediately preceding the date of the 2006 annual meeting of stockholders. Also includes 56,935 shares held by J.P. Morgan Partners Global Investors, L.P., 7,761 shares held by J.P.

Morgan Partners Global Investors A, L.P., 28,897 shares held by J.P. Morgan Partners Global Investors (Cayman), L.P., 3,221 shares held by J.P. Morgan Partners Global Investors (Cayman) II, L.P. and 20,693 shares held by J.P. Morgan Partners Global Investors (Selldown), L.P. (collectively, the “Global Fund Entities”). The general partner of JPMP BHCA is JPMP Master Fund Manager, L.P. (“MF Manager”), whose general partner is JPMP Capital Corp. (“JPMPCC”), a wholly-owned subsidiary of JPMorgan Chase & Co. (“JPM Chase”), a publicly traded company. The general partner of the Global Fund Entities is JPMP Global Investors, L.P. (“JPMP Global Investors”), whose general partner is JPMPCC. Mr. Soghikian is a Managing Director of JPMPCC. As a result, Mr. Soghikian may be deemed a beneficial owner of the shares held by JPMP BHCA and the Global Fund Entities, however, Mr. Soghikian disclaims such beneficial ownership except to the extent of his pecuniary interest therein, which is not readily determinable because it is subject to several variables, including without limitation, the internal rates of return of JPMP BHCA and the Global Fund Entities and the vesting of interests therein.

(14)	Includes 1,375 shares of restricted stock, which vest in full on the earlier to occur of June 10, 2006 or immediately preceding the date of the 2006 annual meeting of stockholders. Based on a Form 4 filed with the Securities and Exchange Commission on February 21, 2006, also includes 109,938 shares held by TechFund Capital II, L.P., 45,834 shares held by TechFund Capital Mgt II, LLC and 1,620 shares held by Techfarm II, L.P. Mr. Whims is a managing partner of TechFund Partners and disclaims beneficial ownership of the shares held by TechFund Capital II, L.P., TechFund Capital Mgt II, LLC and Techfarm II, L.P. except to the extent of his pecuniary interest therein.
(15)	Includes 442,295 shares subject to options that are immediately exercisable, 77,409 shares subject to options exercisable within 60 days after March 31, 2006, and 41,067 shares subject to warrants that are immediately exercisable. Also includes 90,093 shares of restricted stock, which vest over the periods described in notes (5) to (14) above.

Certain Relationships and Related Transactions

During the year ended December 31, 2005, there was no transaction or series of transactions to which we were or are a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than the transactions described immediately below and above under “Executive Compensation.”

We have entered into indemnification agreements with certain of our officers and directors in which we have agreed to indemnify such officers and directors to the fullest extent allowable under Delaware law if any such officer or director is made a party to any action or threatened with any action as a result of such person’s service or having served as an officer, director, employee or agent of PortalPlayer or having served, at our request, as an officer, director, employee or agent of another company.

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by PortalPlayer under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement. A link to a copy of the Audit Committee Charter is also available on PortalPlayer’s website at www.portalplayer.com. All members of the Audit Committee meet the independence standards established by The Nasdaq Stock Market.

The Audit Committee assists the Board in fulfilling its responsibility to oversee management’s implementation of PortalPlayer’s financial reporting process. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The Company’s independent registered public accounting firm, Deloitte and Touche LLP, is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2005 Annual Report with PortalPlayer’s management and the independent registered public accounting firm.

The Audit Committee met privately with the independent registered public accounting firm, and discussed issues deemed significant by the independent registered public accounting firm, including those required by Statements on Auditing Standards No. 61 and No. 90 (Audit Committee Communications), as amended. In addition, the Audit Committee discussed with the independent registered public accounting firm the firm’s independence from PortalPlayer and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered whether the provision of non-audit services was compatible with maintaining the independent registered public accounting firm’s independence.

The Audit Committee has discussed with PortalPlayer’s independent registered public accounting firm, with and without management present, their evaluations of PortalPlayer’s internal accounting controls and the overall quality of PortalPlayer’s financial reporting.

In reliance on the reviews and discussion with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in PortalPlayer’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee has appointed Deloitte & Touche LLP PortalPlayer’s independent registered public accounting firm.

Respectfully submitted on April 28, 2006, by the members of the Audit Committee of the Board:

Henry T. DeNero

Robert A. Gunst

Tomas Isaksson

PortalPlayer Stock Price Performance Graph

Set forth below is a line graph showing the cumulative total stockholder return (change in stock price plus reinvested dividends) assuming the investment of $100 on November 19, 2004, the date of our initial public offering, in each of our common stock, the NASDAQ Composite Index and the Philadelphia Semiconductor Index for the period commencing on November 19, 2004 and ending on December 31, 2005. The comparisons in the table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

Comparison of Cumulative Total Return From November 19, 2004 through December 31, 2005:

PortalPlayer, Inc., NASDAQ Composite Index, and Philadelphia Semiconductor Index

$100 invested on November 19, 2004 in stock or on October 31, 2004 in index, including reinvestment of dividends.

	November 19, 2004	December 31, 2004	December 31, 2005
PortalPlayer, Inc.	$100.00	$95.66	$109.77
NASDAQ Composite Index	$100.00	110.23	112.78
Philadelphia Semiconductor Index	$100.00	105.24	118.28

Proposal 2

Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. Your Board of Directors has endorsed this appointment. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Deloitte & Touche LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us by Deloitte & Touche LLP for the years ended December 31, 2005 and 2004, were as follows:

Services Provided	2005	2004
Audit	$1,210,463	$1,149,918
Audit-Related	—	—
Tax	320,412	48,490
All Other	—	10,000

Total	$1,530,875	$1,208,408

The Audit fees. During 2004, our board of directors appointed Deloitte & Touche LLP as our independent registered public accounting firm. Deloitte & Touche LLP was engaged and performed in 2004 the audits of our financial statements for the years 2001 through 2004. For the years ended 2001, 2002 and 2003, Audit fees were for the audits of our consolidated financial statements, and were $141,447 in total for the 2001 and 2002 audits, and were $49,500 for the 2003 audit. For the years ended December 31, 2005 and 2004, Audit fees for the audit of our consolidated financial statements were $1,047,663 and $198,890, respectively, while fees for the issuance of consents and assistance with and review of documents filed with the Securities and Exchange Commission were $162,800 and $951,028, respectively. The 2005 audit fees of $1,047,663 included approximately $592,000 related to an audit of our internal controls over financial reporting.

The Audit-Related fees. There were no Audit-Related fees incurred for the years ended December 31, 2005 and 2004.

Tax fees. For the years ended December 31, 2005 and 2004, Tax fees were for the preparation of PortalPlayer’s tax returns, tax planning and tax consulting services.

All Other fees. For the year ended December 31, 2004, All Other fees related to certain permitted services other than those noted above, including attendance at training classes. There were no similar fees incurred in 2005.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by Deloitte & Touche LLP and the estimated fees related to these services.

During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with rules and regulations of the Securities and Exchange Commission.

Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.

Required Vote

Ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm.

Your Board of Directors recommends a vote FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

Stockholder Proposals for the 2007 Annual Meeting

If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2007 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the Securities and Exchange Commission. One of the requirements is that the proposal be received by PortalPlayer’s Secretary no later than December 29, 2006. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

A stockholder proposal not included in our proxy statement for the 2007 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, the Bylaws provide that we must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the date the Proxy Statement was released to the stockholders in connection with the previous year’s Annual Meeting of Stockholders; however, if the date of the Annual Meeting is changed by more than 30 days from the prior year, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the Annual Meeting or the 7th day following the first public announcement of the Annual Meeting date. The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting, the text of the proposal or business and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the Securities and Exchange Commission. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

You may obtain a copy of the current rules for submitting stockholder proposals (SEC Release No. 34-40018, May 21, 1998) from the SEC through their web site: www.sec.gov, or by written request to:

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, NE

Washington, DC 20549

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting person that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2005, except that Michael J. Maia and Scott W. Tandy each had one late Form 4 filing related to one respective transaction.

Other Matters

Your Board of Directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors,

Gary Johnson

President and Chief Executive Officer

San Jose, California

April 28, 2006

PortalPlayer’s 2005 Annual Report on Form 10-K has been mailed with this Proxy Statement. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such requests in writing to Secretary, PortalPlayer, Inc., 70 W. Plumeria Drive, San Jose, California 95134. The request must include a representation by the stockholder that as of April 21, 2006, the stockholder was entitled to vote at the Annual Meeting.

APPENDIX A

PORTALPLAYER, INC.

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of PortalPlayer, Inc. (the “Company”) is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s (i) financial statements and auditing, accounting and related reporting processes and (ii) systems of internal controls regarding finance, accounting, financial reporting and business practices and conduct established by management and the Board.

Membership and Procedures

Membership and Appointment. The Committee shall consist of at least three members of the Board, with the exact number being determined by the Board. The members of the Committee shall be appointed and replaced from time to time by the Board.

Independence and Qualifications. Each member of the Committee shall meet the independence and experience requirements of the applicable provisions of federal law and the rules and regulations promulgated thereunder and the applicable rules of The Nasdaq Stock Market.

Resources. The Committee shall have the authority to retain, at the Company’s expense, special legal, accounting or other consultants to advise the Committee and to authorize or conduct investigations into any matters within the scope of its responsibilities. The Committee shall have the sole authority to approve related fees and retention terms. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee, and shall have full access to all books, records, facilities and personnel of the Company in connection with the discharge of its responsibilities.

Evaluation. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board.

Duties and Responsibilities

The following shall be the common recurring activities and responsibilities of the Committee in carrying out its oversight functions. These activities and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law, regulation or listing standard:

Documents/Reports Review

•	Review and discuss the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company’s disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s reports filed with the Securities and Exchange Commission and, with respect to the annual financial statements, the appropriateness and quality of accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

•	Review and discuss with management and the independent auditors the Company’s earnings press releases before they are issued, and discuss generally with management the nature of any additional financial information or earnings guidance to be provided publicly and/or to ratings agencies.

•	Review and discuss with management and the independent auditors the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90 (Communications with Audit Committees), as they may be modified or supplemented, relating to the conduct of the audit, other significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, and any other matters communicated to the Committee by the independent auditors.

•	Review with management and such outside professionals as the Committee considers appropriate important trends and developments in financial reporting practices and requirements and their effect on the Company’s financial statements.

•	Based on its review and discussions with management and the independent auditors, recommend to the Board whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K.

•	Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Accounting and Financial Controls Framework

•	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

•	Review and discuss with management and the independent auditors the adequacy and effectiveness of the Company’s internal controls (including any significant deficiencies, material weaknesses and significant changes in internal controls reported to the Committee by management and any fraud involving management or other employees who have a significant role in the Company’s internal controls) and the effectiveness of the Company’s disclosure controls and procedures.

•	Review with the independent auditors any management letter provided by the independent auditors and the Company’s responses to that letter.

•	Review and discuss with management and the independent auditors (i) any material financial or non-financial arrangements that do not appear on the Company’s financial statements, (ii) any transactions or courses of dealing with parties related to the Company that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and that are relevant to an understanding of the Company’s financial statements, and (iii) material financial risks that are designated as such by management or the independent auditors.

•	Periodically meet separately with management and with the independent auditors.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and the confidential, anonymous submission by the Company’s employees of concerns regarding accounting or auditing matters.

Independent Auditors

•	Be directly responsible for the appointment, removal, compensation and oversight of the work of the independent auditors (including the resolution of disagreements between the Company’s management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, with the independent auditors reporting directly to the Committee.

•	Have the sole authority to review in advance, and grant any appropriate pre-approvals of all auditing services to be provided by the independent auditors and all non-audit services (including the fees and other terms of engagement), and, if desired, establish policies and procedures for review and pre-approval by the Committee of such services.

•

Obtain, review and discuss with the independent auditors at least annually a report by the independent auditors describing (i) the independent auditors’ internal quality-control procedures, and (ii) any material issues raised by the most recent internal quality control review or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and the steps taken to deal with those issues.

•	Review the report by the independent auditors, which is required by Section 10A of the Securities Exchange Act of 1934, concerning: (i) all critical accounting policies and practices to be used; (ii) alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) any other material written communications between the independent auditors and the Company’s management.

•	Review and discuss with the independent auditors, on an annual basis, all relationships the independent auditors have with the Company in order to evaluate the independent auditors’ continued independence, and receive from the independent auditors on an annual basis a written statement (consistent with Independence Standards Board Standard No. 1) regarding the auditors’ independence.

•	Meet with the independent auditors prior to the audit for each fiscal year to review the planning, staffing and scope of the audit.

•	Establish guidelines for the hiring of employees and former employees of the independent auditors.

Clarification of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, the Committee’s role is one of oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

P R O X Y

PORTALPLAYER, INC.

This Proxy is Solicited on Behalf of the Board of Directors for use at the Annual Meeting of Stockholders on Friday, June 9, 2006

The undersigned stockholder of PortalPlayer, Inc. (the “Company”) hereby makes, constitutes and appoints Gary Johnson or Svend-Olav Carlsen, and each of them, as attorneys, agents and proxies with full power of substitution to vote, as designated on the reverse, all of the shares of common stock of the Company held of record by the undersigned as of April 21, 2006 which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. (local time) at the Hilton Santa Clara Hotel, 4949 Great America Parkway, Santa Clara, California and at any adjournment or postponement thereof (the “Annual Meeting”), with respect to the proposals described in the Proxy Statement and the Notice of Annual Meeting of Stockholders both dated April 28, 2006, timely receipt of which is acknowledged.

(Continued and to be signed on the reverse side)

Change of Address

PORTALPLAYER, INC.

P.O. BOX 11264

NEW YORK, NY 10203-0264

` DETACH PROXY CARD HERE

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Votes must be Indicated (x) in blue or black ink.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND OTHERWISE IN THE DISCRETION OF THE PROXIES.

The Board of Directors recommends a vote FOR the election of directors and FOR Proposal 2.

1. ELECTION OF DIRECTORS to serve until the 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

FOR all nominees listed below (except as listed to the contrary) `

WITHHOLD AUTHORITY

to vote for all

nominees listed `

EXCEPTIONS* `

Nominees: (1) Richard L. Sanquini, (2) Gary Johnson, (3) William J. Dally, (4) Henry T. DeNero, (5) Robert A. Gunst, (6) Tomas Isaksson, (7) Shahan D. Soghikian and (8) James L. Whims.

(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee’s name on the following blank line.)

Exceptions*

FOR AGAINST ABSTAIN

2. RATIFICATION OF THE APPOINTMENT OF

DELOITTE & TOUCHE LLP as the Company’s independent registered public accounting firm.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

YES NO

I plan to attend the Annual Meeting.

To change your address, please mark this box and insert your new address on the reverse side.

S C A N L I N E

Please date and sign exactly as your name appears hereon. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Date Share Owner sign here Co-Owner sign here